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                                                                    EXHIBIT 99.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of National Beverage Corp. (the "Company") on Form 10-Q for the period ended July 27, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nick A. Caporella, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: September 10, 2002


                                                National Beverage Corp.


                                                By: /s/ Nick A. Caporella
                                                    ---------------------------
                                                    Nick A Caporella
                                                    Chief Executive Officer